Exhibit 15.2

Deloitte & Touche S.p.A. Via Tortona, 25 20144 Milano Italia Tel: +39 02 83322111 Fax: +39 02 83322112 www.deloitte.it

April 27, 2012

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

20549-7561 USA

Dear Sirs/Madams:

We have read the statements made under Item 16F “Change In Registrant’s Certifying Accountant” of Luxottica Group S.p.A.’s annual report on Form 20-F dated April 27, 2012, and we agree with the statements made therein.

Yours truly,

/s/ Deloitte & Touche S.p.A.

Milan, Italy